            Bylaws of the Company                                    Exhibit 2.2

                               TABLE OF CONTENTS

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                                                                                                            Page
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
ARTICLE I - Offices.......................................................................................     1

     Section 1.  Registered Office........................................................................     1
     Section 2.  Principal Office.........................................................................     1
     Section 3.  Other Offices............................................................................     1

ARTICLE II - Meetings of Shareholders.....................................................................     1

     Section 1.  Place of Meetings........................................................................     1
     Section 2.  Annual Meetings..........................................................................     1
     Section 3.  Special Meetings.........................................................................     1
     Section 4.  Shareholder Lists........................................................................     2
     Section 5.  Notice of Meetings.......................................................................     2
     Section 6   Quorum and Adjournment...................................................................     2
     Section 7   Voting...................................................................................     3
     Section 8.  Proxies..................................................................................     3
     Section 9.  Judges of Election.......................................................................     3
     Section 10.  Written Consent.........................................................................     3
     Section 11.  Voting Trust............................................................................     4
     Section 12.  Shareholder Agreement...................................................................     4

ARTICLE III - Directors...................................................................................     4

     Section 1.  Powers...................................................................................     4
     Section 2.  Number...................................................................................     4
     Section 3.  Vacancies and Newly Created Directorships................................................     4
     Section 4.  Meetings.................................................................................     5
     Section 5.  Annual Meetings..........................................................................     5
     Section 6.  Regular Meetings.........................................................................     5
     Section 7.  Special Meetings.........................................................................     5
     Section 8.  Quorum...................................................................................     5
     Section 9.  Fees and Compensation....................................................................     5
     Section 10.  Meetings by Telephonic Communication....................................................     5
     Section 11.  Committees..............................................................................     6
     Section 12.  Action Without Meetings.................................................................     6
     Section 13.  Removal.................................................................................     6
     Section 14.  Resignations............................................................................     6

ARTICLE IV - Officers.....................................................................................     6

     Section 1.  Appointment and Salaries.................................................................     6
     Section 2.  Removal and Resignation..................................................................     7
     Section 3.  Chairman of the Board....................................................................     7
     Section 4.  Chief Executive Officer..................................................................     7
     Section 5.  President................................................................................     7
     Section 6.  Vice President...........................................................................     7
     Section 7.  Secretary and Assistant Secretary........................................................     7
     Section 8.  Treasurer................................................................................     8
     Section 9.  Assistant Officers.......................................................................     8

ARTICLE V - Seal..........................................................................................     8

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
ARTICLE VI - Form of Stock Certificate....................................................................       9

ARTICLE VII - Representation of Shares of Other Corporations..............................................       9

ARTICLE VIII - Transfer of Stock..........................................................................      10

ARTICLE IX - Lost, Stolen or Destroyed Certificates.......................................................      10

ARTICLE X - Record Date...................................................................................      10

ARTICLE XI - Registered Shareholders.....................................................................       10

ARTICLE XII - Fiscal Year................................................................................       10

ARTICLE XIII - Amendments................................................................................       10

ARTICLE XIV - Dividends..................................................................................       11

     Section 1.  Declaration.............................................................................       11
     Section 2.  Set Aside Funds.........................................................................       11

ARTICLE XV - Indemnification and Insurance...............................................................       11

     Section 1.  Right to Indemnification................................................................       11
     Section 2.  Right of Claimant to Bring Suit.........................................................       12
     Section 3.  Non-Exclusivity of Rights...............................................................       12
     Section 4.  Insurance...............................................................................       12
     Section 5.  Expenses as a Witness...................................................................       12
     Section 6.  Indemnity Agreements....................................................................       13

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                            CERTIFICATE OF SECRETARY
                                       OF
                           ALLIANCE HEALTHCARD, INC.
                             A Georgia Corporation



          I hereby certify that I am the duly elected and acting Secretary of said corporation and that the foregoing Bylaws, comprising 13 pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors as of the 23rd day of February, 1999.

                                          ____________________________
                                          Robert Goodyear, Secretary

                                    BYLAWS
                                      OF
                           ALLIANCE HEALTHCARD, INC.
                            (A Georgia Corporation)


                                   ARTICLE I
                                    OFFICES

          Section 1. Registered Office. The registered office of the Corporation shall be in the State of Georgia, and the name of the Resident Agent in charge thereof is the agent named in the Articles of Incorporation until changed by the Board of Directors (the "Board").

          Section 2. Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

          Section 3. Other Offices. The Corporation may also have an office or offices at such other places, either within or without the State of Georgia, as the Board may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

          Section 1. Place of Meetings. Meetings of Shareholders shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Annual Meetings. Annual meetings of the Shareholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

          Section 3. Special Meetings. Special meetings of the Shareholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board that has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws of the Corporation, include the power to call such meetings, and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board, or at the request in writing (including a statement of the purpose or purposes of the proposed meeting) of Shareholders owning at least twenty-five percent (25%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of Shareholders may be called by any other person or persons specified in any provisions of the Articles of Incorporation or any amendment thereto, then such special meeting

                                      36
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may also be called by the person or persons in the manner, at the times and for the purposes so specified. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

          Section 4. Shareholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Shareholders, a complete list of Shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

          Section 5. Notice of Meetings. Notice of each meeting of Shareholders, whether annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called, shall be given to each Shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice shall be given to the Shareholders by the Secretary, or in the case of the Secretary's absence or refusal or inability to act, by any other officer of the Corporation, and may be given by mail, by telecopy, by telephone or by personal service, or by any combination thereof as to different Shareholders. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, addressed to the Shareholder at his address as it appears in the stock record books of the Corporation, with postage thereon prepaid. Notice by other permitted methods shall be deemed to have been given when personally delivered or when transmitted to the telephone or telecopy number previously supplied to the Secretary by the Shareholder. Except as otherwise expressly required by law, notice of any adjourned meeting of the Shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

          Whenever any notice is required to be given under the provisions of any applicable law or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Notice of any meeting of Shareholders shall be deemed waived by any Shareholder who shall attend such meeting in person or by proxy, except a Shareholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 6. Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of Shareholders, except as otherwise provided by applicable law or by the Articles of Incorporation; provided, however, that the Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority in voting power of the shares required to constitute a quorum. If it shall appear that such quorum is not present or represented at any meeting of Shareholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of Shareholders holding a majority of the outstanding votes, including without limitation, evidence from any record of Shareholders who have signed a register indicating their presence at the meeting.

          Section 7. Voting. In all matters, when a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Such vote may be viva voce or by written ballot; provided, however, that the Board may, in its discretion, require a written ballot for any vote, and further provided that all elections for Directors must be by written ballot upon demand made by a Shareholder at any election and before the voting begins.

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          Unless otherwise provided in the Articles of Incorporation each
Shareholder shall at every meeting of the Shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such Shareholder.

          Section 8. Proxies. Each Shareholder entitled to vote at a meeting of Shareholders may authorize in writing another person or persons to act for such holder by proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force.

          Section 9. Judges of Election. The Board may appoint a Judge or Judges of Election for any meeting of Shareholders. Such Judge shall decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote, shall conduct the voting and accept the votes and when the voting is completed shall ascertain and report the number of shares voted respectively for and against each position upon which a vote is taken by ballot. The Judges need not be Shareholders, and any officer of the corporation may be a Judge on any position other than a vote for or against a proposal in which such person shall have a material interest.

          Section 10. Written Consent. Any action required to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if written consent, setting forth the action so taken shall be signed by all the Shareholders entitled to vote with respect to the subject matter thereof or, if so provided in the Shareholders entitled to vote with respect to the subject matter thereof or, if so provided in the Articles of Incorporation, by Shareholders who would be entitled to vote at a meeting holding shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all Shareholders entitled to vote were present and voted.

          Section 11. Voting Trust. Shareholders may create a Voting Trust, as permitted by law, pursuant to which the Shareholders will transfer their shares of voting stock of the Corporation to the Trustee of such Voting Trust. Such Voting Trust may provide that the Trustee shall exercise its voting rights of all shares of stock of the Corporation transferred to the Trustee thereunder. When such Voting Trust agreement is executed, the Trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the Trust, and deliver a copy of the list and agreement, and any amendments and extensions thereof, to the Corporation's principal office.

          Section 12. Shareholder Agreement. Subject to the provisions of O.C.G.A. Section 14-2-731, two or more Shareholders may enter into a written agreement which provides that in exercising any voting rights, the shares held by them shall be voted as therein provided, or as they may agree, or as determined in accordance with a procedure agreed upon by them. Notwithstanding the foregoing, no such agreement shall impair the right of the Corporation to treat the Shareholders of record as entitled to vote the shares standing in their names.

                                  ARTICLE III
                                   DIRECTORS

          Section 1. Powers. The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. The Board may establish procedures and rules, or may authorize the Chairman of any meeting of Shareholders to establish procedures and rules, for the fair and orderly conduct of any meeting including, without limitation, registration of the Shareholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the result thereof, the timing of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

          Section 2. Number. The Board shall consist of one or more members in such number as shall be determined from time to time by resolution of the Board or by the Shareholders at the annual meeting. Directors need not be shareholders. Each Director shall be elected or re-elected by the Shareholders at an annual meeting and shall serve until such person's successor is elected and qualified or until such person's death, retirement, resignation or removal.

          Section 3. Vacancies and Newly Created Directorships. Any newly created directorship resulting from an increase in the number of Directors may be filled by vote of a majority of the Board of Directors then in office, provided

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that a quorum is present, and any other vacancy on the Board of Directors may be filled by a vote of a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director.

          Section 4. Meetings. The Board may hold meetings, both regular and special, either within or outside the State of Georgia.

          Section 5. Annual Meeting. The Board shall meet as soon as practicable after each annual election of directions.

          Section 6. Regular Meetings. Regular meetings of the Board shall be held without call or notice at such time and place as shall from time to time be determined by resolution of the Board.

          Section 7. Special Meetings. Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the board (or, if the Board does not appoint a Chairman of the Board, the Chief Executive Officer), or by the Secretary on the written request of any two members of the Board unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole Director, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time, place and purpose of any such meeting shall be given to the Directors by the Secretary, or in case of the Secretary's absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by telecopy, by telephone, by personal service, or by any combination thereof as to different Directors. If the notice is by mail, then it shall be deposited in a United States Post Office at least five days before the time of the meeting; if by telephone, by telecopy or by personal service, at least two days before the time of the meeting.

          Section 8. Quorum. At all meetings of the Board a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction f business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, by the Articles of Incorporation or by these Bylaws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though no quorum is present, as required in this Section, a majority of the Directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

          Section 9. Fees and Compensation. Each Director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 10. Meetings by Telephonic Communication. Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by any means of communication equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

          Section 11. Committees. The Board may designate committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Upon the absence or disqualification of a member of a committee, if the Board has not designated one or more alternates (or if such alternate(s) are then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to: (a) approving or proposing to Shareholders action that is required to be approved by Shareholders; (b) adopting an agreement of merger or consolidation not requiring Shareholder approval; (c) adopting, repealing or amending the Bylaws of the Corporation; (d) filling vacancies on the Board; or (e) taking any other action prohibited by law. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board. Each committee shall keep minutes of its meetings and report to the Board when required.

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          Section 12.  Action Without Meetings.  Unless otherwise restricted by applicable law or by the Articles of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

          Section 13. Removal. Unless otherwise restricted by the Articles of Incorporation or by law, any Director or the entire Board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at a meeting called for the purpose of removing such Director(s) and the meeting notice must state that one of the purposes of such meeting is the removal of such Director(s).

          Section 14. Resignations. Any Director may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board. Any such resignation shall take effect at the time specified therein, or if not specified, upon its acceptance by the Board of Directors.

                                  ARTICLE IV
                                   OFFICERS

     Section 1. Appointment and Salaries. The officers of the Corporation shall be appointed by the Board and shall include a Chief Executive Officer, President, a Secretary and a Treasurer. The Board may also appoint a Chairman of the Board and the Board or the Chief Executive Officer or, if none, the President may appoint such other officers (including Assistant Secretaries, Assistant Treasurers, Vice President, etc.) as the Board or the Chief Executive Officer or, if none, the President may deem necessary or desirable. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board shall fix the salaries of all officers appointed by it. Unless prohibited by applicable law or by the Articles of Incorporation or by these Bylaws, one person may be elected or appointed to serve in more than one official capacity. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

     Section 2. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board or, in the case of an officer not appointed by the Board, by the Chairman of the Board, if any, or the Chief Executive Officer or President. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer, President or Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

     Section 3. Chairman of the Board. The Board may, at its election, appoint a Chairman of the Board. If such an officer be elected, he shall, if present, preside at all meetings of the Shareholders and of the Board of Directors and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors.

     Section 4. Chief Executive Officer. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board (if there is such officer), the Chief Executive Officer shall have supervision over and may exercise general executive powers concerning all of the operations and business of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he may deem advisable. If there be no Chairman of the Board, or in his absence, the Chief Executive Officer shall preside at all meetings of the Shareholders and of the Board, unless the Board appoints another person who need not be a shareholder, officer or director of the Corporation, to preside at a meeting of Shareholders.

     Section 5. President. The President shall assist the Chief Executive Officer with the general daily administration and operation of the Corporation, and if there shall be no separately appointed Chief Executive Officer of the Corporation, the President shall be the chief executive officer of the Corporation.

     Section 6. Vice President. In the absence of the President, or in the event of the President's inability or refusal to act, the Vice President, if any (or if there be more than one Vice President, the Vice Presidents in the order of their rank or, if of equal rank, then in the order designated by the Board or the President or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the President and when so acting, shall have all thepowers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     Section 7. Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board (unless the Board shall otherwise determine) and all meetings of the Shareholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of Shareholders and special meetings of the Board. The Secretary shall have custody of the corporate seal of the Corporation and shall (as well as any Assistant Secretary) have authority to affix the same to any instrument requiring it and to attest it. The Secretary shall perform such other duties and have such other powers as the Board, the Chief Executive Officer or the President may from time to time prescribe.

     Section 8. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer may disburse the funds of the Corporation as may be ordered by the Board, the Chief Executive Officer or the President, taking proper vouchers for such disbursements, and shall render to the Board at its regular meetings, or when the Board so requires, an account of transactions and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board, the Chief Executive Officer or the President may from time to time prescribe.

     If required by the Board, the Treasurer and Assistant Treasurers, if any, shall give the Corporation a bond (which shall be renewed at such times as specified by the Board) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such person'' office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

     Section 9. Assistant Officers. An assistant officer shall, in the absence of the officer to whom such person is an assistant or in the event of such officer's inability or refusal to act (or, if there be more than one such assistant officer, the assistant officers in the order designated by the Board or the President or, in the absence of any designation, then in the order of their appointment), perform the duties and exercise the powers of such officer. An assistant officer shall perform such other duties and have such other powers as the Board, the Chief Executive Officer or the President may from time to time prescribe.

                                   ARTICLE V
                                     SEAL

     It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

                                  ARTICLE VI
                          FORM OF STOCK CERTIFICATES

     Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board, if any, or by the Chief Executive Officer, if any, the President or a Vice-President, if any, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary certifying the number of shares owned in the Corporation. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

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          If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, a reference on the certificate to the state of incorporation shall be deemed a reference to the Articles of Incorporation and the provisions thereof governing the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Alternatively, such powers, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock. Except as otherwise provided in section 14-2-625 of the Georgia Business Corporation Code, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation will furnish without charge to each Shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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                                 ARTICLES VII
                REPRESENTATION OF SHARES OF OTHER CORPORATIONS

          Subject to any restriction on transfer noted thereon, upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the cold certificate and record the transaction upon its books.

                                 ARTICLE VIII
                              TRANSFERS OF STOCK

          Subject to any restriction on transfer noted thereon, upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                  ARTICLE IX
                    LOST, STOLEN OR DESTROYED CERTIFICATES

          The Board may direct a new certificate or certificates to be issued in place of any certificates theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate.

                                   ARTICLE X
                                  RECORD DATE

          The Board may fix in advance a date, which shall not be more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of Shareholders, nor more than sixty (60) days prior to any other action, as a record date for the determination of Shareholders entitled to notice of or to vote at any such meeting and any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise the rights in respect of any change, conversion or exchange of stock, and in such case such Shareholders, and only such Shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

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                                  ARTICLE XI
                            REGISTERED SHAREHOLDERS

          The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

                                  ARTICLE XII
                                  FISCAL YEAR

          The fiscal year of the Corporation shall be fixed by resolution of the Board.

                                 ARTICLE XIII
                                  AMENDMENTS

          Subject to any contrary or limiting provisions contained in the Articles of Incorporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted, (a) by the Shareholders of the Corporation, or (b) by the affirmative vote of a majority of the full Board at any regular or special meeting. Any Bylaws adopted or amended by the Shareholders may be amended or repealed by the Board or the Shareholders, unless the Shareholders in amending or repealing a particular Bylaw provide expressly that the Board may not amend or repeal that Bylaw.

                                  ARTICLE XIV
                                   DIVIDENDS

          Section 1. Declaration. Dividends on the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property, or in shares of the capital stock of the Corporation.

          Section 2. Set Aside Funds. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall deem to be in the best interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE XV
                         INDEMNIFICATION AND INSURANCE

          Section 1. Right to Indemnification. Except as otherwise provided in the Articles of Incorporation or Bylaws, each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Georgia, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof,
                --------  -------
the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part there) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Georgia Business Corporation Code
             --------  -------
so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is

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rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Georgia law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the cliamant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

     Section 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Georgia law.

     Section 5. Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

     Section 6. Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Georgia law.

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